Exhibit 99.1

Ovid Therapeutics Announces Appointment of Pharmaceutical Veteran, Thomas Perone, as Senior Vice President, General Counsel and Corporate Secretary

NEW YORK – March 21, 2019 - Ovid Therapeutics Inc. (NASDAQ: OVID), a biopharmaceutical company committed to developing medicines that transform the lives of people with rare neurological disorders, today announced the appointment of Thomas Perone, as Senior Vice President, General Counsel and Corporate Secretary. Mr. Perone is succeeding Ana Ward who will be leaving the Company.

“We are delighted to welcome Tom to Ovid,” said Jeremy Levin, DPhil, MB, BChir, Chairman and Chief Executive Officer of Ovid Therapeutics. “2019 will be an extremely active year as we advance into the NEPTUNE Phase 3 pivotal study of OV101 in Angelman syndrome, report top-line results from our Phase 2 ROCKET trial for OV101 in Fragile X syndrome and progress our Phase 2 pipeline in developmental and epileptic encephalopathies for OV935. The experience and insight Tom brings from serving at and helping to grow a premier biopharmaceutical company will be invaluable to Ovid as we take these important next steps. Lastly, I also want to thank Ana Ward for her contributions to Ovid and wish her well in the next phase of her career.”

Mr. Perone is joining Ovid with more than 20 years of legal and pharmaceutical experience.  He was most recently at Celgene Corporation where for 12 years he held positions of increasing levels of responsibility most recently, as Vice President, Assistant General Counsel and Assistant Corporate Secretary. While at Celgene, Mr. Perone was responsible for corporate securities matters, transactional matters including mergers, acquisitions and licensing opportunities and contracting matters for North and South America including supporting Celgene’s clinical, manufacturing and commercial teams. Prior to joining Celgene, he was a senior legal director at ImClone Systems Inc. and began his legal career as an associate attorney at Proskauer Rose LLC in New York City. Mr. Perone received a B.Sc. in mechanical engineering from Rutgers University, an M.B.A. from Fairleigh Dickinson University and a JD with honors from Seton Hall University School of Law.

“I am excited to be joining the leadership team at Ovid at this important time for the Company as it prepares to progress its pipeline products into pivotal clinical trials,” said Mr. Perone.  “I am thrilled to have the opportunity to contribute to the growth and success of Ovid and to advance Ovid’s pipeline products which have the potential to have a positive impact on the lives of patients in need.”

About Ovid Therapeutics

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Ovid Therapeutics (NASDAQ: OVID) is a New York-based biopharmaceutical company using its BoldMedicine™ approach to develop medicines that transform the lives of patients with rare neurological disorders. Ovid has a broad pipeline of potential first-in-class medicines. The company’s lead investigational medicine, OV101, is currently in development for the treatment of Angelman syndrome and Fragile X syndrome. Ovid is also developing OV935/TAK-935 in collaboration with Takeda Pharmaceutical Company Limited for the treatment of rare developmental and epileptic encephalopathies (DEE).

For more information on Ovid, please visit http://www.ovidrx.com/.

Forward-Looking Statements
This press release includes certain disclosures that contain “forward-looking statements,” including, without limitation, statements regarding advancing Ovid’s product candidates, progress, timing, scope and results of clinical trials for Ovid’s product candidates, and the reporting of clinical data regarding Ovid’s product candidates. You can identify forward-looking statements because they contain words such as “will,” “believes” and “expects.” Forward-looking statements are based on Ovid’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in Ovid’s filings with the Securities and Exchange Commission under the caption “Risk Factors”. Ovid assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Contacts

Investors:

Investor Relations & Public Relations

Ovid Therapeutics Inc.

irpr@ovidrx.com

Alex Gray

Burns McClellan, Inc.

agray@burnsmc.com

(212) 213-0006

Media:

Jerica Pitts

W2Opure

jpitts@purecommunications.com

(312) 858-3469